UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022
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ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2022, Ascend Wellness Holdings, Inc. (the “Company”) announced it promoted the Company's co-founder and Chief Strategy Officer, Frank Perullo, to President of the Company. Abner Kurtin has served as the Company’s Chief Executive Officer, President and member of the Board of Directors (the “Board”) since the Company’s founding in 2018. Effective February 11, 2022, Mr. Kurtin will no longer serve as President of the Company but will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board.
Mr. Perullo, age 45, has served as the Company’s Chief Strategy Officer and a member of the Board since May 2018. In 2015, prior to co-founding our Company, Mr. Perullo founded the Novus Group, a consulting firm that advises government and commercial clients, and he currently serves as a principal.
In connection with Mr. Perullo’s promotion, the Company entered into an amended and restated employment agreement with Mr. Perullo, effective February 15, 2022 (the “Agreement”), pursuant to which Mr. Perullo will receive 375,000 restricted stock units. Mr. Perullo’s annual base salary will remain unchanged at its previous level of $750,000. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Form 10-K for the year ended December 31, 2021.
Mr. Perullo has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Perullo and any other person pursuant to which he was appointed as an officer of the Company.
Mr. Perullo, as a beneficial owner of AGP Partners, LLC (“AGP”), is a party to certain transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K.
Management Agreement
Effective April 1, 2018, the Company entered into a management agreement (the “Management Agreement”) with AGP, the managing member of the Company, pursuant to which the Company paid AGP $100,000 on a quarterly basis in exchange for AGP serving as managing member of the Company. AGP was entitled to receive $2,000,000 upon the termination of the Management Agreement in the event of an initial public offering or change of control of the Company. Following the completion of the initial public offering of the Company in May 2021, the Management Agreement terminated and AGP was paid $2,000,000.
Registration Rights Agreement
In connection with the Company’s initial public offering, the Company entered into a registration rights agreement with AGP. AGP will be entitled to request that the Company register their shares of capital stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” AGP will be entitled to participate in certain of the Company’s registered offerings, subject to the restrictions in the registration rights agreement. The Company will pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (1) shares of the Company’s Class A common stock held by AGP and their affiliates, and (2) any of the Company’s capital stock (or that of its subsidiaries) issued or issuable with respect to the Class A common stock described in clause (1) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”) and (3) Class A common stock issuable upon the conversion of Class B common stock. These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) or repurchased by the Company or its subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Exchange Agreement
On April 22, 2021, Ascend Wellness Holdings, LLC, converted into a Delaware corporation, changed its name to “Ascend Wellness Holdings, Inc.” and effected a 2:1 reverse stock split (the “Conversion”). On April 22, 2021, subsequent to the Conversion, the Company entered into an exchange agreement with AGP whereby AGP exchanged 65,000 shares of Class A Common Stock for the same number of shares of Class B Common Stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

February 16, 2022	/s/ Daniel Neville
Daniel Neville Chief Financial Officer (Principal Financial Officer)
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